SCHEDULE D

INVESTMENT ADVISORY AGREEMENT FEES

The fees listed below are for services provided under this Agreement and are to be accrued daily and paid monthly in arrears:

FUND	DATE

SCHWAB CALIFORNIA MUNICIPAL MONEY FUND

Thirty-five one-hundredths of one percent (.35%) of the Schwab California Municipal Money Fund’s average daily net assets not in excess of $1 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $1 billion but not in excess of $10 billion; thirty one-hundredths of one percent (.30%) of such net assets over $10 billion but not in excess of $20 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $20 billion but not in excess of $40 billion; twenty-five one-hundredths of one percent (.25%) of such assets over $40 billion.

January 1, 2007

SCHWAB U.S. TREASURY MONEY FUND

Thirty-five one-hundredths of one percent (.35%) of the Schwab U.S. Treasury Fund’s average daily net assets not in excess of $1 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $1 billion but not in excess of $10 billion; thirty one-hundredths of one percent (.30%) of such net assets over $10 billion but not in excess of $20 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $20 billion but not in excess of $40 billion; twenty-five one-hundredths of one percent (.25%) of such assets over $40 billion.

January 1, 2007

SCHWAB VALUE ADVANTAGE MONEY FUND

Thirty-five one-hundredths of one percent (.35%) of the Schwab Value Advantage Money Fund’s average daily net assets not in excess of $1 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $1 billion but not in excess of $10 billion; thirty one-hundredths of one percent (.30%) of such net assets over $10 billion but not in excess of $20 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $20 billion but not in excess of $40 billion; twenty-five one-hundredths of one percent (.25%) of such assets over $40 billion.

January 1, 2007

SCHWAB RETIREMENT ADVANTAGE MONEY FUND

Thirty-five one-hundredths of one percent (.35%) of the Schwab Retirement Advantage Money Fund’s average daily net assets not in excess of $1 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $1 billion but not in excess of $10 billion; thirty one-hundredths of one percent (.30%) of such net assets over $10 billion but not in excess of $20 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $20 billion but not in excess of $40 billion; twenty-five one-hundredths of one percent (.25%) of such assets over $40 billion.

January 1, 2007

SCHWAB INVESTOR MONEY FUND

Thirty-five one-hundredths of one percent (.35%) of the Schwab Investor Money Fund’s average daily net assets not in excess of $1 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $1 billion but not in excess of $10 billion; thirty one-hundredths of one percent (.30%) of such net assets over $10 billion but not in excess of $20 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $20 billion but not in excess of $40 billion; twenty-five one-hundredths of one percent (.25%) of such assets over $40 billion.

January 1, 2007

SCHWAB NEW YORK MUNICIPAL MONEY FUND

Thirty-five one-hundredths of one percent (.35%) of the Schwab New York Municipal Money Fund’s average daily net assets not in excess of $1 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $1 billion but not in excess of $10 billion; thirty one-hundredths of one percent (.30%) of such net assets over $10 billion but not in excess of $20 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $20 billion but not in excess of $40 billion; twenty-five one-hundredths of one percent (.25%) of such assets over $40 billion.

January 1, 2007

SCHWAB MASSACHUSETTS MUNICIPAL MONEY FUND

Thirty-five one-hundredths of one percent (.35%) of the Schwab Massachusetts Municipal Money Fund’s average daily net assets not in excess of $1 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $1 billion but not in excess of $10 billion; thirty one-hundredths of one percent (.30%) of such net assets over $10 billion but not in excess of $20 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $20 billion but not in excess of $40 billion; twenty-five one-hundredths of one percent (.25%) of such assets over $40 billion.

January 1, 2007

SCHWAB NEW JERSEY MUNICIPAL MONEY FUND

Thirty-five one-hundredths of one percent (.35%) of the Schwab New Jersey Municipal Money Fund’s average daily net assets not in excess of $1 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $1 billion but not in excess of $10 billion; thirty one-hundredths of one percent (.30%) of such net assets over $10 billion but not in excess of $20 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $20 billion but not in excess of $40 billion; twenty-five one-hundredths of one percent (.25%) of such assets over $40 billion.

January 1, 2007

SCHWAB PENNSYLVANIA MUNICIPAL MONEY FUND

Thirty-five one-hundredths of one percent (.35%) of the Schwab Pennsylvania Municipal Money Fund’s average daily net assets not in excess of $1 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $1 billion but not in excess of $10 billion; thirty one-hundredths of one percent (.30%) of such net assets over $10 billion but not in excess of $20 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $20 billion but not in excess of $40 billion; twenty-five one-hundredths of one percent (.25%) of such assets over $40 billion.

January 1, 2007

SCHWAB AMT TAX-FREE MONEY FUND

Thirty-five one-hundredths of one percent (.35%) of the Schwab AMT Tax-Free Money Fund’s average daily net assets not in excess of $1 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $1 billion but not in excess of $10 billion; thirty one-hundredths of one percent (.30%) of such net assets over $10 billion but not in excess of $20 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $20 billion but not in excess of $40 billion; twenty-five one-hundredths of one percent (.25%) of such assets over $40 billion.

January 1, 2007

SCHWAB CASH RESERVES FUND

Thirty-five one-hundredths of one percent (.35%) of the Schwab Cash Reserves Fund’s average daily net assets not in excess of $1 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $1 billion but not in excess of $10 billion; thirty one-hundredths of one percent (.30%) of such net assets over $10 billion but not in excess of $20 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $20 billion but not in excess of $40 billion; twenty-five one-hundredths of one percent (.25%) of such assets over $40 billion.

January 1, 2007

SCHWAB ADVISORY CASH RESERVES FUND

Thirty-five one-hundredths of one percent (.35%) of the Schwab Advisory Cash Reserves Fund’s average daily net assets not in excess of $1 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $1 billion but not in excess of $10 billion; thirty one-hundredths of one percent (.30%) of such net assets over $10 billion but not in excess of $20 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $20 billion but not in excess of $40 billion; twenty-five one-hundredths of one percent (.25%) of such assets over $40 billion.

January 1, 2007

SCHWAB TREASURY OBLIGATIONS MONEY FUND

Thirty-five one-hundredths of one percent (.35%) of the Schwab Treasury Obligations Money Fund’s average daily net assets not in excess of $1 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $1 billion but not in excess of $10 billion; thirty one-hundredths of one percent (.30%) of such net assets over $10 billion but not in excess of $20 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $20 billion but not in excess of $40 billion; twenty-five one-hundredths of one percent (.25%) of such assets over $40 billion.

April 2, 2012

SCHWAB VARIABLE SHARE PRICE MONEY FUND

Thirty-five one-hundredths of one percent (.35%) of the Schwab Variable Share Price Money Fund’s average daily net assets not in excess of $1 billion; thirty-two one-hundredths of one percent (.32%) of such net assets over $1 billion but not in excess of $10 billion; thirty one-hundredths of one percent (.30%) of such net assets over $10 billion but not in excess of $20 billion; twenty-seven one-hundredths of one percent (.27%) of such assets over $20 billion but not in excess of $40 billion; twenty-five one-hundredths of one percent (.25%) of such assets over $40 billion.

January 20, 2016

THE CHARLES SCHWAB FAMILY OF FUNDS		CHARLES SCHWAB INVESMENT MANAGEMENT, INC.

By:	/s/ Brett H. Wander	By:	/s/ Marie Chandoha
Name:	Brett H. Wander	Name:	Marie Chandoha
Title:	Senior Vice President, Chief Investment Officer – Fixed Income	Title:	President and Chief Executive Officer

Dated as of January 20, 2016